UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2005 (November 15, 2005)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 4.01 Changes in Registrant's Certifying Accountant

The Company’s Board of Directors engaged DeCoria, Maichel & Teague, P.S., the independent auditor for the Company's wholly-owned subsidiary, to be its new independent auditor effective November 15, 2005, which was also the effective date of S.W. Hatfield, CPA’s dismissal as the Company’s certifying accountant by the Board.

Except for an expression of doubt about our ability to continue as a going concern, S.W. Hatfield's audit reports on the Company’s financial statements as of June 30, 2005 and September 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended June 30, 2005 and September 30, 2004, and through November 15, 2005 there were no disagreements with S.W. Hatfield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of S.W. Hatfield would have caused it to make a reference to the subject matter of the disagreements in connection with its report; and there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

The Company provided S.W. Hatfield with a copy of this disclosure and requested that S.W. Hatfield furnish the Company with a letter addressed to the SEC stating whether it agrees with the foregoing statements by the Company and, if not, stating the respects in which it does not agree. A copy of the letter from S.W. Hatfield is filed herewith as Exhibit 16.1.

During the Company’s two most recent fiscal years and through November 15, 2005, the Company did not consult DeCoria, Maichel & Teague with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Item 304(a)(2) of Regulation S-B. However, IsoRay Medical, Inc., the Company's wholly-owned subsidiary, has consulted with DeCoria, Maichel & Teague, its independent auditor, during these time periods solely in connection with IsoRay Medical's financial statements.

ITEM 9.01 Exhibits

(c)	Exhibits

16.1	Letter from S.W. Hatfield, CPA to the SEC dated December 13, 2005.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 13, 2005

IsoRay, Inc., a Minnesota corporation

By:	/s/ Michael K. Dunlop
Michael K. Dunlop, CFO